Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 24, 2025 with respect to the statement of financial condition including the related trust portfolio of m+ funds Trust, Series 10-2 as of September 24, 2025, contained in contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-290123) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm.”

/s/ GRANT THORNTON LLP

New York, New York

September 24, 2025